EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration Statement Nos. 33-62797, 333-38199, 333-84320, 333-102373, 333-134864) of American Express Credit Corporation of our report dated March 30, 2007 with respect to the consolidated financial statements of American Express Credit Corporation included in this Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ PricewaterhouseCoopers LLP

New York, New York
March 30, 2007